Exhibit 16.17(a)

THE RBB FUND, INC. 615 EAST MICHIGAN STREET MILWAUKEE, WI 53202	To vote by Internet 1) Read the Proxy Statement and have the proxy card below at hand.
2) Go to website www.proxyvote.com or scan the QR Barcode above
3) Follow the instructions provided on the website.

To vote by Telephone 1) Read the Proxy Statement and have the proxy card below at hand.
2) Call 1-800-690-6903
3) Follow the instructions.

To vote by Mail
1) Read the Proxy Statement.
2) Check the appropriate box on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V79551-TBD	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends that you vote FOR the Agreement and Plan of Reorganization.		For	Against	Abstain

1.	Approval of an Agreement and Plan of Reorganization providing for (i) the transfer of all of the assets of the Acquired Fund to the Optima Strategic Credit Fund (the “Acquiring Fund”), a newly created series of Investment Managers Series Trust II (“IMST II”), in exchange for (a) shares of the Acquiring Fund with an aggregate net asset value per class equal to the aggregate net asset value of the corresponding class of shares of the Acquired Fund, and (b) the Acquiring Fund’s assumption of all of the liabilities of the Acquired Fund, followed by (ii) the liquidating distribution by the Acquired Fund to its shareholders of the shares of the Acquiring Fund received in the exchange in proportion, on a class-by-class basis, to the shareholders’ respective holdings of shares of the Acquired Fund.	☐	☐	☐

2.	The transaction of such other business as may properly come before the Special Meeting or any continuations after an adjournment thereof.	☐	☐	☐

The signature on this proxy should correspond exactly with the name of the shareholder as it appears on the proxy. If stock is issued in the name of two or more persons, each should sign the proxy. If a proxy is signed by an administrator, director, guardian, attorney or other fiduciary, please indicate full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice of Special Meeting and Proxy Statement of the Optima Strategic Credit Fund are available at
www.proxyvote.com.

V79552-TBD

THE RBB FUND, INC.

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder constitutes and appoints James G. Shaw and Steven Plump, and each of them singly, with power of substitution, attorneys and proxies for and in the name and place of the undersigned to represent and to vote all shares of the Optima Strategic Credit Fund held of record by the undersigned on October 15, 2025, as designated below, at the Special Meeting of Shareholders of the Optima Strategic Credit Fund at U.S. Bank Global Fund Services at 615 East Michigan Street, 3rd Floor, Milwaukee, WI 53202 on January [     ], 2026, at 11:00 a.m., Central Time, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.